UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2009

EPICEPT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51290	52-1841431
(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

(914) 606-3500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05              Costs Associated with Exit or Disposal Activities

On January 12, 2009, the registrant, EpiCept Corporation (the “Company”), issued a press release announcing certain cost reduction actions, including the discontinuation of drug discovery activities and the implementation of an approximate 65% reduction in the Company’s workforce. These actions are intended to allow the Company to direct its resources toward its registration strategy for Ceplene and to continue to execute its clinical development program, and are reflective of the current financing environment. The Company expects these actions to result in a one-time charge during the first quarter of 2009 of approximately $2.5 million, consisting of $1.4 million in facility costs, $0.9 million in severance, accrued vacation and continuing salaries, and $0.2 million in other administrative costs. The Company anticipates that the actions and related cash payments will be completed prior to June 30, 2009.

A copy of the press release is attached hereto and incorporated herein by reference as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release of EpiCept Corporation, dated January 12, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION

By:	/s/ Robert W. Cook
Name:	Robert W. Cook
Title:	Senior Vice President and Chief Financial Officer

Date: January 14, 2009

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EXHIBIT INDEX

No.	Description

99.1	Press release of EpiCept Corporation, dated January 12, 2009.

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